UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2017

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Inventory Facility

On April 27, 2017 (the “Inventory Facility Closing Date”), Arch Coal, Inc. (“Arch Coal,” the “Company” or “we”) and certain subsidiaries of Arch Coal entered into a new senior secured inventory-based revolving credit facility in an aggregate principal amount of $40 million (the “New Inventory Facility”) with Regions Bank (“Regions”) as administrative agent and collateral agent (in such capacities, the “Agent”), as lender and swingline lender (in such capacities, the “Lender”) and as letter of credit issuer.  Availability under the New Inventory Facility is subject to a borrowing base consisting of (i) 85% of the net orderly liquidation value of eligible coal inventory, (ii) the lesser of (x) 85% of the net orderly liquidation value of eligible parts and supplies inventory and (y) 35% of the amount determined pursuant to clause (i), and (iii) 100% of Arch Coal’s Eligible Cash (defined in the New Inventory Facility), subject to reduction for reserves imposed by Regions.

The commitments under the New Inventory Facility will terminate on the date that is the earliest to occur of (i) the third anniversary of the Inventory Facility Closing Date, (ii) the date, if any, that is 364 days following the first day that Liquidity (defined in the New Inventory Facility and consistent with the definition in the Extended Securitization Facility (as defined below)) is less than $250,000,000 for a period of 60 consecutive days and (iii) the date, if any, that is 60 days following the maturity, termination or repayment in full of the Extended Securitization Facility.

Revolving loan borrowings under the New Inventory Facility bear interest at a per annum rate equal to, at the option of Arch Coal, either at the base rate or the London interbank offered rate plus, in each case, a margin ranging from 2.25% to 2.50% (in the case of LIBOR loans) and 1.25% to 1.50% (in the case of base rate loans) determined using a Liquidity-based grid.  Letters of credit under the New Inventory Facility are subject to a fee in an amount equal to the applicable margin for LIBOR loans, plus customary fronting and issuance fees.

All existing and future direct and indirect domestic subsidiaries of Arch Coal, subject to customary exceptions, will either constitute co-borrowers under or guarantors of the New Inventory Facility (collectively with Arch Coal, the “Loan Parties”).  The New Inventory Facility is secured by first priority security interests in the ABL Priority Collateral (defined in the New Inventory Facility) of the Loan Parties and second priority security interests in substantially all other assets of the Loan Parties, subject to customary exceptions (including an exception for the collateral that secures the Extended Securitization Facility).

Arch Coal has the right to prepay borrowings under the New Inventory Facility at any time and from time to time in whole or in part without premium or penalty, upon written notice, except that any prepayment of such borrowings that bear interest at the LIBOR rate other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the Lender resulting therefrom.

The New Inventory Facility is subject to certain usual and customary mandatory prepayment events, including non-ordinary course asset sales or dispositions, subject to customary thresholds, exceptions (including exceptions for required prepayments under Arch Coal’s term loan facility) and reinvestment rights.

The New Inventory Facility contains customary affirmative covenants and representations, including certain cash management and reporting requirements that are customary for asset-based credit facilities.

The New Inventory Facility also contains customary negative covenants, which, among other things, and subject to certain exceptions, include restrictions on (i) indebtedness, (ii) liens, (iii) liquidations, mergers, consolidations and acquisitions, (iv) disposition of assets or subsidiaries, (v) affiliate transactions, (vi) creation or ownership of certain subsidiaries, partnerships and joint ventures, (vii) continuation of or change in business, (viii) restricted payments, (ix) prepayment of subordinated and junior lien indebtedness, (x) restrictions in agreements on dividends, intercompany loans and granting liens on the collateral, (xi) loans and investments, (xii) sale and leaseback transactions, (xiii) changes in organizational documents and fiscal year and (xiv) transactions with respect to bonding subsidiaries. The New Inventory Facility also includes a requirement to maintain Liquidity equal to or exceeding $175,000,000.

The New Inventory Facility permits the Extended Securitization Facility to remain in place.

The New Inventory  Facility contains customary events of default, subject to customary thresholds and exceptions, including, among other things, (i) non-payment of principal and non-payment of interest and fees, (ii) a material inaccuracy of a representation or warranty at the time made, (iii) a failure to comply with any covenant, subject to customary grace periods in the case of certain affirmative covenants, (iv) cross-events of default to indebtedness of at least $50,000,000, (v) cross-events of default to surety, reclamation or similar bonds securing obligations with an aggregate face amount of at least $50,000,000, (vi) uninsured judgments in excess of $50,000,000, (vii) any loan document shall cease to be a legal, valid and binding agreement, (viii) uninsured losses or proceedings against assets with a value in excess of $50,000,000 (or, in the case of ABL Priority Collateral, in excess of $5,000,000), (ix) ERISA events, (x) a change of control or (xi) bankruptcy or insolvency proceedings relating to the Arch Coal or any material subsidiary of the Arch Coal.

The description of the New Inventory Facility is qualified in its entirety by reference to the full text of the New Term Inventory Facility, which is incorporated by reference herein. A copy of the New Inventory Facility is included herein as Exhibit 10.1.

Securitization Facility

On April 27, 2017 (the “Securitization Facility Closing Date”), Arch Coal extended and amended its existing trade accounts receivable securitization facility provided to Arch Receivable Company, LLC, a special-purpose entity that is a wholly owned subsidiary of Arch Coal (“Arch Receivable”) (the “Extended Securitization Facility”), which supports the issuance of letters of credit and requests for cash advances. The amendment to the Extended Securitization Facility decreases the borrowing capacity from $200 million to $160 million and extends the maturity date to the date that is three years after the Securitization Facility Closing Date. Pursuant to the Extended Securitization Facility, Arch Receivable also agreed to a revised schedule of fees payable to the administrator and the providers of the Extended Securitization Facility.

The Extended Securitization Facility will terminate at the earliest of (i) three years from the Securitization Facility Closing Date, (ii) if the Liquidity (defined in the Extended Securitization Facility and consistent with the definition in the New Inventory Facility) is less than $175,000,000 for a period of 60 consecutive days, the date that is the 364th day after the first day of such 60 consecutive day period and (iii) the occurrence of certain predefined events substantially consistent with the existing transaction documents. Under the Extended Securitization Facility, Arch Receivable, Arch Coal and certain of Arch Coal’s subsidiaries party to the Extended Securitization Facility have granted to the administrator of the Extended Securitization Facility a first priority security interest in eligible trade accounts receivable generated by such parties from the sale of coal and all proceeds thereof.

The description of the Extended Securitization Facility is qualified in its entirety by reference to the full text of the Extended Securitization Facility, which is incorporated by reference herein. A copy of the Extended Securitization Facility is included herein as Exhibits 10.2 to 10.4.

Item 2.02 Results of Operations and Financial Condition

On May 2, 2017, the Company issued a press release containing its first quarter 2017 results and announcing a new share repurchase program and a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02, including Exhibit 99.1, shall not be incorporated by into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the New Inventory Facility and the Extended Securitization Facility set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 8.01 Other Events

On April 27, 2017, the board of directors of Arch Coal authorized a new share repurchase program for up to $300 million in shares of its common stock, with no time limit on the program. The timing of any purchases, and the ultimate number of shares to be purchased, will depend on market conditions. The Company had 25,021,079 common shares outstanding as of April 27, 2017.

The purchases under the new share repurchase program may be made in the open market or through privately negotiated transactions from time to time in accordance with applicable laws, rules and regulations. Repurchases may also be made pursuant to a Rule 10b5-1 plan, which, if adopted by Company, would permit shares to be repurchased in accordance with pre-determined criteria when the Company might otherwise be prohibited from doing so under insider trading laws or because of self-imposed trading blackout periods. The share repurchase program may be amended, suspended or discontinued at any time and does not commit the Company to repurchase shares of its common stock. The actual number and value of the shares to be purchased will depend on the performance of the Company’s stock price and other market conditions.

On April 27, 2017, the board of directors also authorized a new quarterly common stock cash dividend of $0.35 per share. The dividend will be paid on June 15, 2017 to stockholders of record on May 31, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description

10.1

Credit Agreement, dated as of April 27, 2017, among Arch Coal, Inc. and certain of its subsidiaries, as borrowers, the lenders from time to time party thereto, and Regions Bank, in its capacities as administrative agent and as collateral agent

10.2

First Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of April 27, 2017, among Arch Receivable Company, LLC, as seller, Arch Coal Sales Company, Inc., as servicer, PNC Bank, National Association as administrator and issuer of letters of credit thereunder and the other parties party thereto, as securitization purchasers.

10.3	Second Amendment to the Second Amended and Restated Purchase and Sale Agreement, dated as of April 27, 2017, among the Arch Coal, Inc. and certain subsidiaries of the Arch Coal, Inc., as originators.
10.4	First Amendment to the Second Amended and Restated Sale and Contribution Agreement, dated as of April 27, 2017, between Arch Coal, Inc., as the transferor, and Arch Receivable Company, LLC.
99.1	Press Release containing Arch Coal’s first quarter 2017 results dated May 2, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2017	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones

Senior Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1

Credit Agreement, dated as of April 27, 2017, among Arch Coal, Inc. and certain of its subsidiaries, as borrowers, the lenders from time to time party thereto, and Regions Bank, in its capacities as administrative agent and as collateral agent

10.2

First Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of April 27, 2017, among Arch Receivable Company, LLC, as seller, Arch Coal Sales Company, Inc., as servicer, PNC Bank, National Association as administrator and issuer of letters of credit thereunder and the other parties party thereto, as securitization purchasers.

10.3	Second Amendment to the Second Amended and Restated Purchase and Sale Agreement, dated as of April 27, 2017, among the Arch Coal, Inc. and certain subsidiaries of the Arch Coal, Inc., as originators.
10.4	First Amendment to the Second Amended and Restated Sale and Contribution Agreement, dated as of April 27, 2017, between Arch Coal, Inc., as the transferor, and Arch Receivable Company, LLC.
99.1	Press Release containing Arch Coal’s first quarter 2017 results dated May 2, 2017.